Exhibit 99.1

Wayfair Announces Third Quarter 2016 Results
Q3 Direct Retail Revenue Growth of $287.4 million, up 52.7% Year over Year to $832.4 million
Q3 Total Net Revenue Growth of $267.6 million, up 45.0% Year over Year to $861.5 million
7.4 million Active Customers, up 60.4% Year over Year

BOSTON, MA — November 8, 2016 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for home furnishings and décor, today reported financial results for its third quarter ended September 30, 2016.
 Third Quarter 2016 Financial Highlights

•	Direct Retail revenue, consisting of sales generated primarily through the sites of Wayfair’s five brands, increased $287.4 million to $832.4 million, up 52.7% year over year

•	Total net revenue increased $267.6 million to $861.5 million, up 45.0% year over year

•	Gross profit was $201.7 million or 23.4% of total net revenue

•	GAAP net loss was $60.9 million

•	Adjusted EBITDA was $(30.8) million or (3.6)% of total net revenue

•	GAAP basic and diluted net loss per share was $0.72

•	Non-GAAP diluted net loss per share was $0.54

•	Non-GAAP free cash flow was $(14.0) million

•	At the end of the third quarter, cash, cash equivalents, and short-term and long-term investments totaled $334.5 million
"We are very pleased to report yet another strong quarter of rapid growth as we continue to gain significant market share. Overall, our business grew Q3 net revenue by 45 percent year over year and our Direct Retail business was up 53 percent year over year," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "With a core focus on enhancing the retail experience for our customers through technology, innovation, and inspiring merchandising, we are rapidly redefining the way people shop for their homes. From augmented and virtual reality solutions to a brand new wedding registry experience, we are applying cutting-edge technologies to traditional retail challenges to make our e-commerce experience the preferred way to shop for furniture, décor, home improvement products, seasonal décor and more. At the same time, we are making tremendous strides to further optimize our logistics network and merchandising efforts in ways that directly and uniquely benefit our customer. We are excited to enter the holiday season with our strongest offering ever - and remain very enthusiastic about our long term growth and profit potential."
Other Third Quarter Highlights

•	The number of active customers in our Direct Retail business reached 7.4 million as of September 30, 2016, an increase of 60.4% year over year

•	LTM net revenue per active customer was $406 as of September 30, 2016, an increase of 9.4% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.69 for the third quarter of 2016, unchanged from the third quarter of 2015

•	Repeat customers placed 56.9% of total orders in the third quarter of 2016, compared to 55.2% in the third quarter of 2015

•	Repeat customers placed 1.9 million orders in the third quarter of 2016, an increase of 51.6% year over year

•	Orders delivered in the third quarter of 2016 were 3.4 million, an increase of 47.1% year over year

•	Average order value was $244 for the third quarter of 2016, compared to $235 in the third quarter of 2015

•	In the third quarter of 2016, 40.3% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 35.1% in the third quarter of 2015

Webcast and Conference Call

Wayfair will host a conference call and webcast to discuss its third quarter 2016 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 87155289. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, a go-to online source making modern design more accessible

•	DwellStudio, a design house with a decidedly modern vibe

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $3.14 billion in net revenue for the twelve months ended September 30, 2016. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 5,600 people.

Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Julia Donnelly
IR@wayfair.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates and currency exchange fluctuations; our ability to acquire new customers; our ability to sustain and/or manage our growth; our ability to increase our net revenue per active customer; and our ability to build and maintain strong brands. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes, (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA
Net loss	$(60,940)	$(15,478)	$(150,419)	$(61,948)
Depreciation and amortization	15,463	9,207	38,528	23,351
Equity based compensation and related taxes	15,308	7,985	37,265	23,248
Interest expense (income), net	292	(325)	(791)	(897)
Other (income), net	(889)	(2,746)	(1,804)	(2,542)
(Benefit from) provision for income taxes	(83)	(88)	555	31
Adjusted EBITDA	$(30,849)	$(1,445)	$(76,666)	$(18,757)

Net revenue	$861,525	$593,972	$2,395,801	$1,510,095
Adjusted EBITDA Margin	(3.6)%	(0.2)%	(3.2)%	(1.2)%
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net loss	$(60,940)	$(15,478)	$(150,419)	$(61,948)
Equity based compensation and related taxes	15,308	7,985	37,265	23,248
(Benefit from) provision for income taxes	(83)	(88)	555	31
Other (1)	—	(2,997)	—	(2,997)
Non-GAAP net loss	$(45,715)	$(10,578)	$(112,599)	$(41,666)
Non-GAAP net loss per share, basic and diluted	$(0.54)	$(0.13)	$(1.33)	$(0.50)
Weighted average common shares outstanding, basic and diluted	85,105	83,886	84,779	83,569
(1) In the three and nine months ended September 30, 2015, we recorded a $3.0 million gain from the sale of our Australian business. Because the sale was unrelated to current operations, non-recurring, and neither comparable to prior periods or predictive of future results, we have chosen to exclude it from the non-GAAP net loss in evaluating management performance. We recorded this expense in "Other income, net" in the unaudited consolidated and condensed statements of operations.
The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$15,621	$51,504	$(10,680)	$44,755
Purchase of property and equipment	(20,408)	(11,491)	(81,844)	(36,695)
Site and software development costs	(9,181)	(4,681)	(21,444)	(13,107)
Free cash flow	$(13,968)	$35,332	$(113,968)	$(5,047)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Consolidated Financial Metrics
Net Revenue	$861,525	$593,972	$2,395,801	$1,510,095
Adjusted EBITDA	$(30,849)	$(1,445)	$(76,666)	$(18,757)
Free cash flow	$(13,968)	$35,332	$(113,968)	$(5,047)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$832,398	$544,971	$2,299,901	$1,354,665
Active Customers	7,362	4,591	7,362	4,591
LTM Net Revenue per Active Customer	$406	$371	$406	$371
Orders Delivered	3,417	2,323	9,343	6,079
Average Order Value	$244	$235	$246	$223

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$208,344	$334,176
Short-term investments	84,471	51,895
Accounts receivable, net of allowance of $2,675 and $2,767 at September 30, 2016 and December 31, 2015, respectively	16,689	9,906
Inventories	19,188	19,900
Prepaid expenses and other current assets	87,417	76,446
Total current assets	416,109	492,323
Property and equipment, net	211,285	112,325
Goodwill and intangible assets, net	4,530	3,702
Long-term investments	41,718	79,883
Other noncurrent assets	10,477	6,348
Total assets	$684,119	$694,581
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$312,306	$270,913
Accrued expenses	68,289	51,560
Deferred revenue	55,383	50,884
Other current liabilities	37,014	23,669
Total current liabilities	472,992	397,026
Lease financing obligation	28,900	—
Other liabilities	71,723	55,010
Total liabilities	573,615	452,036

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2016 and December 31, 2015	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 49,303,861 and 45,814,237 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	49	46
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 36,100,764 and 38,496,562 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	36	38
Additional paid-in capital	396,949	378,162
Accumulated deficit	(285,984)	(135,565)
Accumulated other comprehensive loss	(546)	(136)
Total stockholders’ equity	110,504	242,545
Total liabilities and stockholders’ equity	$684,119	$694,581

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net revenue	$861,525	$593,972	$2,395,801	$1,510,095
Cost of goods sold (1)	659,864	452,586	1,826,570	1,145,073
Gross profit	201,661	141,386	569,231	365,022
Operating expenses:
Customer service and merchant fees (1)	33,872	21,109	91,286	55,417
Advertising	101,333	70,711	293,436	190,249
Merchandising, marketing and sales (1)	48,550	27,083	129,679	74,131
Operations, technology, general and administrative (1)	79,526	41,120	207,289	110,581
Total operating expenses	263,281	160,023	721,690	430,378
Loss from operations	(61,620)	(18,637)	(152,459)	(65,356)
Interest (expense) income, net	(292)	325	791	897
Other income, net	889	2,746	1,804	2,542
Loss before income taxes	(61,023)	(15,566)	(149,864)	(61,917)
(Benefit from) provision for income taxes	(83)	(88)	555	31
Net loss	$(60,940)	$(15,478)	$(150,419)	$(61,948)
Net loss per share, basic and diluted	$(0.72)	$(0.18)	$(1.77)	$(0.74)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	85,105	83,886	84,779	83,569

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$212	$96	$357	$246
Customer service and merchant fees	627	236	1,488	743
Merchandising, marketing and sales	6,588	3,414	16,910	10,484
Operations, technology, general and administrative	7,881	4,239	18,510	11,775
	$15,308	$7,985	$37,265	$23,248

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(150,419)	$(61,948)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	38,528	23,351
Equity based compensation	35,188	21,741
Gain on sale of a business	—	(2,997)
Other non-cash adjustments	(134)	1,395
Changes in operating assets and liabilities:
Accounts receivable	(6,773)	(3,832)
Inventories	716	(2,778)
Prepaid expenses and other current assets	(12,493)	(28,419)
Accounts payable and accrued expenses	53,443	60,340
Deferred revenue and other liabilities	33,556	37,927
Other assets	(2,292)	(25)
Net cash (used in) provided by operating activities	(10,680)	44,755

Cash flows from investing activities
Purchase of short-term and long-term investments	(76,458)	(141,309)
Sale and maturities of short-term investments	82,060	78,715
Purchase of property and equipment	(81,844)	(36,695)
Site and software development costs	(21,444)	(13,107)
Cash received from the sale of a business, net of cash sold	1,508	2,860
Other investing activities, net	(1,000)	302
Net cash used in investing activities	(97,178)	(109,234)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(18,426)	(12,899)
Net proceeds from exercise of stock options	166	374
Net cash used in financing activities	(18,260)	(12,525)
Effect of exchange rate changes on cash and cash equivalents	286	(165)
Net decrease in cash and cash equivalents	(125,832)	(77,169)

Cash and cash equivalents
Beginning of period	334,176	355,859
End of period	$208,344	$278,690